UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) May 8, 2006 (May 2, 2006)


                           East Delta Resources Corp.
             (Exact name of registrant as specified in its charter)


        Delaware                      0-3247                     98-0212726
(State or other jurisdiction       (Commission                  IRS Employer
     of incorporation)             File Number)              Identification No.)


447 St. Francis-Xavier Street, Suite 600, Montreal, Quebec, Canada      H2Y 2T1
              (Address of principal executive offices)                (Zip Code)

        Registrant's telephone number, including area code (514) 845-6448

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))w

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 3.02  Unregistered Sales of Convertible Securities

During the period between March 15, 2006 and May 2, 2006, the Company sold an aggregate of 1,000,000 Euros in convertible debentures at a price of 1 Euro per debenture. The debentures are 6% senior secured notes, convertible, at the option of the holder, into shares of the Company's common stock. The maturity date for the Notes is March 31, 2008.


Total proceeds to the Company amounted to $1,152,478 (in U.S. dollars). The sale of the securities was done to non-resident foreign shareholders, exempt from registration under Regulation S of the Securities Act of 1933. A sales commission totaling 6% of the proceeds, in cash and common stock, was paid relating to this issuance.

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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: May 8, 2006


                                                     EAST DELTA RESOURCES CORP.



                                                     By: /s/ Victor I.H. Sun
                                                         -----------------------
                                                         Victor I.H. Sun
                                                         President